SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

August 11, 2006
(Date of report)

VALUE CONSULTING, INC.
(Exact Name of Registrant as Specified in its Charter)

NV	0-131224	20-4028175
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

1103 Callaway Court Howell, MI 48843
(Address of Principal Executive Office)

(248) 321-0121
(Registrant’s Telephone Number, Including Area Code)

Item 8.01 Other Events

On August 7, 2006, Value Consulting announced plans to retire 55,000,000 shares held by management, bringing the shares outstanding to just over 41,000,000, representing a 57% decrease in the total shares outstanding. Brian Ramsey, CEO, has decided to cancel 55,000,000 shares of his Value Consulting common stock. Mr. Ramsey will not receive any consideration for the cancellation of his shares.

August 10, 2006, Value Consulting announced plans to issue a stock dividend and spin off its Universal Tracking Solutions subsidiary.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release dated August 7, 2006 announcing retirement of shares
99.2	Press Release date August 10, 2006 announcing plans to issue a stock dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLVE STAFFING, INC.
/s/ Brian Ramsey
Dated: August 11, 2006	Brian Ramsey, CEO